Bed Bath & Beyond, Inc. Delivers First Significant Revenue Growth in 19 Quarters on a Materially Lower Cost Base, Driving Improved Profitability

Revenue Growth, Financial Discipline and Strategic Advancements Position the Company Well

MURRAY, Utah - April 27, 2026 - Bed Bath & Beyond, Inc. (NYSE:BBBY), owner of Bed Bath & Beyond, Overstock, buybuy BABY, and more recently, the Kirkland’s and Kirkland's Home brands, as well as a blockchain asset portfolio, today reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights
First quarter net revenue was $248 million, representing an increase of 6.9% year-over-year. Net revenue excluding the impact from our exit from Canada (non-GAAP) increased 9.4% year-over-year.

Notably this was the first quarter of significant revenue growth in 19 quarters, signaling strong brand awareness among customers and improved assortment and realization of investments in customer experience.

Gross profit was $59 million, or 23.9% of net revenue.

Sales & Marketing expense was $32 million, or 13.0% of net revenue, a 50 basis point reduction year-over-year.

Technology and general and administrative expense declined to $36 million compared to $41 million in the prior year, a $5 million improvement year-over-year.

Net loss was $16 million, a $24 million improvement year-over-year. Adjusted EBITDA (non-GAAP) was ($8) million, a $5 million improvement year-over-year.

Cash, cash equivalents, and restricted cash totaled $163 million at quarter end.

Strategic Progress
“Our first quarter results show that the work we’ve been doing to stabilize and rebuild the business is taking hold,” said Marcus Lemonis, Executive Chairman and Chief Executive Officer. “We delivered real year-over-year revenue growth, something we haven’t seen meaningfully in several years, while continuing to take costs out of the business and operate more efficiently. That combination matters.”

“Our omnichannel retail brands remain the front door to the customer,” Lemonis continued. “We’re seeing better engagement, stronger conversion and improvements in average order value, which tells us the customer is responding to the investment we’ve made.”

“Our product categories and home services initiatives are the engines that drive demand. When you connect that with our digital and financial capabilities, you start to build an ecosystem that keeps the customer engaged longer and increases lifetime value. Our improving results and strategic advancements, including our most recent announcement to acquire The Container Store, Elfa and Closet Works will position us well to deliver long-term shareholder value aligned to our Everything Home 3 pillar ecosystem.”

Earnings Webcast and Replay Information
Bed Bath & Beyond will host a webcast to discuss its first quarter 2026 financial results and its strategic vision, key initiatives, and provide business updates on Monday, April 27, 2026, at 4:30 p.m. ET. To access the live webcast, visit https://investors.beyond.com. Questions may be emailed in advance of the call to ir@beyond.com.

A replay of the webcast will be available at https://investors.beyond.com shortly after the live event has ended.

On April 27, 2026, in connection with the release of financial results, the Company posted an updated presentation in the “Events & Presentation” portion of its investor relations website at https://investors.beyond.com.

About Bed Bath & Beyond
Bed Bath & Beyond, Inc. (NYSE:BBBY), based in Murray, Utah, is an ecommerce-focused retailer with an affinity model that owns or has ownership interests in various retail brands, offering a comprehensive array of products and services that enable its customers to enhance everyday life through quality, style, and value. The Company currently owns Bed Bath & Beyond, Overstock, buybuy BABY, and now Kirkland's and Kirkland's Home, as well as other related brands and websites and a blockchain asset portfolio inclusive of tZERO, GrainChain, and other assets. The Company regularly posts information and updates on its Newsroom and Investor Relations pages on its website, bedbathandbeyond.com.

Contact Information Investor Relations ir@beyond.com pr@beyond.com

Cautionary Note Regarding Forward-Looking Statements
This press release and webcast to discuss our financial results and strategy may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding our quarterly earnings reporting, forecasts of and plans for our growth, our planned acquisition of The Container Store, Elfa and Closet Works and expected benefits therefrom, and demand for our products, revenue improvement, profitability or sustained profitability, and business strategy. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments, or otherwise. These forward-looking statements are inherently difficult to predict. Actual results could differ materially due to variety of risks, uncertainties, and other important factors including but not limited to: our dependence on third parties, including our fulfillment partners; our competition; consumer needs, expectations, or trends; our reliance on effective marketing; economic factors including recessions, downturns, inflation, exposure to the housing market, and consumer spending; trade policies or restrictions, including tariffs, and related macroeconomic effects; our changing business model and use of our brands, such as the Overstock brand, Bed Bath & Beyond brand, buybuy BABY brand, Kirkland’s and Kirkland’s Home brands; the changing job market and changes to our leadership team or compensation approach; our reliance on paid and natural search engines; our ability to become profitable or generate positive cash flows; our ability to raise additional capital, obtain financing, or monetize significant assets; our dependence on the Internet; our infrastructure; and transaction-processing systems; compliance with ever-evolving federal, state, and foreign laws; cyberattacks or data security incidents; legal proceedings to which we are subject; damage to our reputation or brand image; shipping and customer service; operations; technological advancements, including artificial intelligence; global conflicts; product safety and quality concerns, content and quality; our ever evolving business model; risks related to our Warrants; risks related to our completed merger with TBHC and our planned merger with The Container Store; our investments in new business strategies, acquisitions, dispositions, partnerships, or other transactions; and regulatory changes or actions related to cryptocurrencies and blockchain technology. Additional information regarding risks, uncertainties, and other important factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026, and in our subsequent filings with the SEC.

Bed Bath & Beyond, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except per share data)
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$135,829	$175,295
Restricted cash	26,673	26,924
Accounts receivable, net	24,005	20,829
Inventories	496	5,162
Prepaids and other current assets	9,713	11,905
Total current assets	196,716	240,115
Property and equipment, net	12,586	13,712
Intangible assets, net	45,079	45,140
Goodwill	6,160	6,160
Equity securities	64,236	66,641
Operating lease right-of-use assets	4,937	5,156
Other long-term assets, net	74,740	48,554
Total assets	$404,454	$425,478
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$91,532	$89,992
Accrued liabilities	47,480	51,297
Unearned revenue	34,639	34,429
Operating lease liabilities, current	946	928
Short-term debt, net	15,500	15,500
Total current liabilities	190,097	192,146
Operating lease liabilities, non-current	5,404	5,643
Other long-term liabilities	6,500	9,745
Total liabilities	202,001	207,534
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000, issued and outstanding - none	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 77,045 and 76,358
Outstanding shares - 69,355 and 68,863	8	8
Additional paid-in capital	1,241,225	1,239,338
Accumulated deficit	(859,109)	(842,711)
Accumulated other comprehensive loss	(2,574)	(2,574)
Treasury stock at cost - 7,690 and 7,495	(177,458)	(176,478)
Equity attributable to stockholders of Bed Bath & Beyond, Inc.	202,092	217,583
Equity attributable to noncontrolling interests	361	361
Total stockholders' equity	202,453	217,944
Total liabilities and stockholders' equity	$404,454	$425,478

Bed Bath & Beyond, Inc. Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)
	Three months ended March 31,
	2026	2025
Net revenue	$247,755	$231,748
Cost of goods sold	188,557	173,616
Gross profit	59,198	58,132
Operating expenses
Sales and marketing	32,310	31,290
Technology	21,214	26,718
General and administrative	14,863	14,314
Customer service and merchant fees	9,018	9,357
Other operating income, net[1]	—	(336)
Total operating expenses	77,405	81,343
Operating loss	(18,207)	(23,211)
Interest income, net	1,729	762
Other expense, net[1]	329	(17,269)
Loss before income taxes	(16,149)	(39,718)
Provision for income taxes	249	194
Net loss	$(16,398)	$(39,912)
Net loss per share of common stock:
Basic	$(0.24)	$(0.74)
Diluted	$(0.24)	$(0.74)
Weighted average shares of common stock outstanding:
Basic	69,049	53,661
Diluted	69,049	53,661
1 The amounts in prior period columns have been revised to conform to current period’s presentation for the correction of immaterial errors.

Bed Bath & Beyond, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(16,398)	$(39,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,204	4,844
Non-cash operating lease cost	219	727
Stock-based compensation to employees and directors	1,533	1,094
Loss from equity method securities	2,405	17,073
Other non-cash adjustments	(3,055)	(136)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,176)	(2,225)
Inventories	4,666	(13,042)
Prepaids and other current assets	2,518	2,167
Other long-term assets, net	22	(125)
Accounts payable	640	(4,087)
Accrued liabilities	(3,810)	(14,302)
Unearned revenue	210	(2,288)
Operating lease liabilities	(221)	(662)
Other long-term liabilities	(553)	(47)
Net cash used in operating activities	(11,796)	(50,921)
Cash flows from investing activities:
Disbursement for notes receivable	(26,168)	—
Expenditures for property and equipment	(1,027)	(1,181)
Purchase of intangible assets	(100)	(5,214)
Purchase of equity securities	—	(8,000)
Proceeds from the sale of intangible assets	—	1,250
Net cash used in investing activities	(27,295)	(13,145)
Cash flows from financing activities:
Proceeds from sale of common stock, net of offering costs	—	19,472
Payments of taxes withheld upon vesting of employee stock awards	(980)	(527)
Other financing activities, net	354	509
Net cash (used in) provided by financing activities	(626)	19,454
Net decrease in cash, cash equivalents, and restricted cash	(39,717)	(44,612)
Cash, cash equivalents, and restricted cash, beginning of period	202,219	186,093
Cash, cash equivalents, and restricted cash, end of period	$162,502	$141,481

Supplemental Operational Data
We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results and provide key performance indicators to track our progress. These indicators include changes in customer order patterns and the mix of products purchased by our customers.

Active customers represent the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

Last twelve months (LTM) net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances, we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides our key operating metrics:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended March 31,
	2026	2025
Active customers	3,951	4,779
LTM net revenue per active customer	$268	$260
Orders delivered	1,209	1,196
Average order value	$205	$194
Orders per active customer	1.31	1.34

Non-GAAP Financial Measures and Reconciliations
We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted net loss per share, adjusted EBITDA, Net revenue excluding the impact from our exit from Canada, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance and, in the case of free cash flow, our liquidity position, in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted net loss per share is a non-GAAP financial measure that is calculated as net income (net loss) less the income or losses recognized from our equity method securities and the gains on derecognition of loan commitment. We believe that these adjustments to our net income (net loss) before calculating per share amounts provide meaningful supplemental information for investors by excluding items that are not reflective of our core retail operations and that introduce significant volatility into GAAP results. We believe excluding these adjustments enhances the comparability of our financial results across reporting periods and offers greater and supplemental insight into the performance of our core retail operations when presented in conjunction with our GAAP disclosures.

More specifically, the income or loss from equity method securities relates to our blockchain asset portfolio, which includes passive investments in early-stage blockchain technology companies. These investments are ancillary to our retail business and are not part of our strategic or operational planning for the retail segment. Additionally, the market value and performance of these investments are subject to material volatility driven by external factors unrelated to our retail business. Similarly, the gain on derecognition of loan commitment arises from non-operating investments where we do not participate in day-to-day operations, capital allocation, or economically significant decision-making. These gains or losses are all non-cash, and the Company believes their inclusion in GAAP net income (net loss) can, in the absence of additional context, distort the comparability of our operating performance across periods.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (net loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain benefits and expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Net revenue excluding the impact from our exit from Canada as a percentage year-over-year is a non-GAAP financial measure that is calculated as net revenue of $248 million for the three months ending March 31, 2026 less $226 million for the three months ending March 31, 2025, divided by the $226 million for the three months ending March 31, 2025. These figures exclude the impacts of Canada for the same periods which were $0 for the three months ending March 31, 2026, and $5 million for the three months ending March 31, 2025. Bed Bath & Beyond, Inc. discontinued sales through their Canadian website on July 4, 2025.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following tables reflect the reconciliation of diluted net loss per share to adjusted diluted net loss per share (in thousands, except per share data):

	Three months ended March 31,
	2026
	Diluted EPS	Less: gain on derecognition of loan commitment[1]	Less: equity method loss[1]	Adjusted Diluted EPS
Numerator:
Net loss attributable to common stockholders	$(16,398)	$2,766	$(2,405)	$(16,759)

Denominator:
Weighted average shares of common stock outstanding—diluted	69,049	69,049	69,049	69,049

Net loss per share of common stock:
Diluted	$(0.24)	$0.04	$(0.03)	$(0.25)

	Three months ended March 31,
	2025
	Diluted EPS	Less: equity method loss[1]	Adjusted Diluted EPS
Numerator:
Net loss attributable to common stockholders	$(39,912)	$(17,073)	$(22,839)

Denominator:
Weighted average shares of common stock outstanding—diluted	53,661	53,661	53,661

Net loss per share of common stock:
Diluted	$(0.74)	$(0.32)	$(0.42)
1 There was no income tax effect related to the non-GAAP adjustments for any of the periods presented. Our non-GAAP income tax rate was 0% for each period primarily due to having operating losses and that the gains and losses reflected in the non-GAAP adjustments were unrealized. Further, there is no deferred income tax impact related to these adjustments primarily due to the valuation allowance against our deferred tax assets.

The following table reflects the reconciliation of adjusted EBITDA to net loss (in thousands):

	Three months ended March 31,
	2026	2025
Net loss	$(16,398)	$(39,912)
Depreciation and amortization	3,204	4,844
Stock-based compensation	1,533	1,094
Interest income, net	(1,729)	(762)
Other expense, net[1]	(329)	17,269
Provision for income taxes	249	194
Special items (see table below)	5,610	4,040
Adjusted EBITDA	$(7,860)	$(13,233)

Special items:
Acquisition-related costs	$5,514	$—
Restructuring costs[2]	96	4,376
Gains on discrete asset disposals[1]	—	(336)
	$5,610	$4,040
1 The amounts in prior period columns have been revised to conform to current period’s presentation for the correction of immaterial errors.
2 Inclusive of certain severance and lease termination costs.

The following table reflects the reconciliation of free cash flow to net cash used in operating activities (in thousands):

	Three months ended March 31,
	2026	2025
Net cash used in operating activities	$(11,796)	$(50,921)
Expenditures for property and equipment	(1,027)	(1,181)
Free cash flow	$(12,823)	$(52,102)